Exhibit 99.1

Paragon 28 Reports Fourth Quarter and Full Year 2021 Financial Results and Provides 2022 Net Revenue Guidance

ENGLEWOOD, Colo., March 8, 2022 -- Paragon 28, Inc. (NYSE: FNA) (“Paragon 28” or “P28”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today reported financial results for the quarter and twelve months ended December 31, 2021.

2021 Highlights

•
Net revenue $42.8 million for the fourth quarter of 2021, representing 22% growth over the fourth quarter of 2020, driven by increased revenue per US surgeon and US sales force expansion, plus strong growth in South Africa and the UK
•
Net revenue $147.5 million for the twelve months ended December 31, 2021, representing 33% growth over 2020
•
Gross margin 81.7% for the fourth quarter 2021 compared to 72.3% for the fourth quarter of 2020, reflecting lower excess and obsolete inventory expenses and a greater mix of higher margin products sold in the current period
•
Operating expenses $40.0 million for the fourth quarter of 2021 compared to $24.7 million for the fourth quarter of 2020
o
Research and Development expense $4.9 million compared to $3.0 million in the prior year quarter, driven by 30 new products in development, plus three new products receiving FDA clearance in the fourth quarter of 2021
o
Selling, General and Administrative expense $35.1 million compared to $21.7 million in the prior year quarter, including increased selling and marketing expenses driven by more US marketing and medical education events, increased variable commission expense, and investments in US and International commercial teams, and increased general and administrative expenses, driven primarily by additional costs related to becoming a publicly traded company
•
Net loss $6.2 million for the fourth quarter of 2021 compared to net income $4.2 million for the fourth quarter of 2020
•
Adjusted EBITDA $0.1 million for the fourth quarter 2021 compared to $6.3 million for the fourth quarter of 2020
•
Cash $109.4 million as of December 31, 2021

“Our teams are foot and ankle specialists, and their focus, resilience, and passion for serving foot and ankle patients and surgeons drove our strong fourth quarter and full year revenue growth, further expanding our market share in the US and internationally,” said Albert DaCosta, Chairman and Chief Executive Officer. “I am thrilled with the team's execution in 2021, including receiving approvals for eight new products, expanding our commercial teams and surgeon base, training over 800 surgeons in-person at our Denver headquarters and across the US in the second half of 2021, and building critical corporate infrastructures to go public and scale for future growth. We reached these commercial and operational successes, and continued reporting positive Adjusted EBITDA, realizing $3.1 million for 2021.”

Mr. DaCosta continued, “The current foot and ankle market is large and growing rapidly with potential for even greater future growth to be driven by potential improvements in patient outcomes. P28 is uniquely positioned as foot and ankle specialists to continue to gain market share and lead the way to drive future improvements in patient outcomes.”

2022 Net Revenue Guidance

The Company expects 2022 net revenue to be in a range of $167.0 million to $171.0 million, representing annual growth of approximately 13% to 16%. For the first quarter of 2022, the Company also expects net revenue growth to be in a range of 13% to 16%, compared to the first quarter of 2021. In recent weeks, COVID 19 net revenue headwinds have waned as compared to those experienced earlier in the first quarter. However, given the unpredictable nature of COVID-19, our revenue guidance incorporates the risk of COVID-19 headwinds similar to those experienced first quarter of 2022 to date.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Webcast and Conference Call Information

Paragon 28 will host a conference call to discuss fourth quarter and full year 2021 financial results on Tuesday, March 8, 2022 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (844)-200-6205 for domestic callers or (929)-526-1599 for international callers, using conference ID: 353414. Live audio of the webcast will be available on the “Investors” section of the company’s website at ir.paragon28.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, hallux valgus (bunions), hammertoe, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and its estimated 2022 and first quarter 2022 net revenues. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s annual report on Form 10-K filed with the SEC on March 8, 2022. Paragon 28 does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release. Paragon 28’s results for the quarter and year ended December 31, 2021 are not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans, and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net income, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

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other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

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although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

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Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

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Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

Investor Contact:

Gilmartin Group

Matt Bacso, CFA

Matt.bacso@gilmartinir.com

PARAGON 28, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash	$109,352	$17,501
Trade receivables, less allowance for doubtful accounts of $1,032 and $1,296, respectively	25,939	19,972
Inventories, net	40,241	32,226
Income taxes receivable	920	1,479
Other current assets	3,078	617
Total current assets	179,530	71,795

Property and equipment, net	32,181	22,363

Intangible assets, net	16,505	3,325
Goodwill	6,329	—

Deferred income taxes	—	100

Total assets	$234,545	$97,583

LIABILITIES, CONVERTIBLE PREFERRED SERIES EQUITY & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,028	$8,812
Accrued expenses	18,232	10,052
Other current liabilities	1,929	469
Current maturities of long-term debt	153	2,231
Income taxes payable	615	504
Total current liabilities	33,957	22,068

Long-term liabilities:
Long-term debt net, less current maturities	7,476	4,030
Other long-term liabilities	840	—
Deferred income taxes	78	—
Total liabilities	42,351	26,098

Commitments and contingencies (Note 14)

Convertible preferred series equity:
Series A convertible preferred stock, $0.01 par value, $0 cumulative preferred dividends, as of December 31, 2021 and December 31, 2020, respectively; 0 shares and 13,812,500 shares authorized, issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	4,250
Series B convertible preferred stock, $0.01 par value, $0 and $812 cumulative preferred dividends as of December 31, 2021 and December 31, 2020, respectively; 0 and 6,608,700 shares authorized, issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	36,842

Stockholders' equity:
Common stock, $0.01 par value, 300,000,000 and 72,187,845 shares authorized; 77,360,806 and 47,567,010 shares issued, and 76,447,287 and 46,738,540 shares outstanding as of December 31, 2021 and December 31, 2020, respectively	763	467
Additional paid-in-capital	197,868	22,107
Retained earnings (accumulated deficit)	(463)	12,418
Accumulated other comprehensive income	8	823
Treasury stock, at cost; 913,519 and 828,470 shares as of December 31, 2021 and December 31, 2020, respectively	(5,982)	(5,422)
Total stockholders' equity	192,194	30,393
Total liabilities, convertible preferred series equity & stockholders' equity	$234,545	$97,583

PARAGON 28, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands)

(unaudited – Three Months Ended December 31, 2021 and 2020)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net revenue	$42,774	$35,057	$147,464	$110,981
Cost of goods sold	7,815	9,713	28,024	25,099
Gross profit	34,959	25,344	119,440	85,882

Operating expenses
Research and development costs	4,873	2,996	16,128	11,171
Selling, general, and administrative	35,078	21,679	114,087	72,641
Total operating expenses	39,951	24,676	130,215	83,812

Operating (loss) income	(4,992)	668	(10,775)	2,070

Other (expense) income
Other (expense) income	(362)	3,697	(486)	3,557
Interest expense	(545)	(69)	(1,719)	(602)
Total other (expense) income	(906)	3,628	(2,205)	2,955

(Loss) income before income taxes	(5,898)	4,296	(12,980)	5,025
Income tax expense (benefit)	276	131	713	1,527

Net (loss) income	$(6,174)	$4,165	$(13,693)	$3,498

PARAGON 28, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net (loss) income	$(13,693)	$3,498	$3,117
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,961	6,384	4,202
Allowance for doubtful accounts	1,022	636	300
Provision for excess and obsolete inventories	2,821	7,467	1,712
Stock-based compensation	4,948	1,808	1,754
Amortization of debt issuance costs	576	134	85
Change in fair value of earnout liabilities	440	—	—
Deferred income taxes	170	1,307	(1,115)
Loss on disposal of property and equipment	237	554	545
Other	31	113	(26)
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(6,461)	386	(5,221)
Inventories	(11,098)	(14,831)	(3,560)
Other current assets	(2,468)	944	(618)
Accounts payable	3,431	(6,238)	8,430
Accrued expenses and other current liabilities	7,095	(815)	3,098
Income tax receivable/payable	671	(236)	(405)
Net cash (used in) provided by operating activities	(3,317)	1,111	12,298

Cash flows from investing activities
Purchases of property and equipment	(18,296)	(9,653)	(17,261)
Proceeds from sale of property and equipment	799	522	580
Purchases of intangible assets	(2,993)	(1,187)	(773)
Acquisition of Additive Orthopaedics	(15,000)	—	—
Net cash used in investing activities	(35,490)	(10,318)	(17,454)

Cash flows from financing activities
Proceeds from issuance of note payable - related party	—	—	3,000
Payments on note payable - related party	—	(3,000)	—
Proceeds from revolving credit facility	—	—	780
Payments on revolving credit facility	—	(9,821)	—
Proceeds from issuance of long-term debt	10,000	458	8,885
Payments on long-term debt	(6,034)	(1,686)	(2,200)
Payments of debt issuance costs	(3,139)	(53)	(150)
Proceeds from issuance of common stock	1,001	1,842	—
Proceeds from IPO, net of issuance costs	129,384	—
Proceeds from issuance of Series B capital stock, net of issuance costs	—	36,030	—
Payments on treasury stock repurchased	(561)	(1,538)	(3,885)
Proceeds from exercise of stock options	445	1,780	115
Net cash provided by financing activities	131,096	24,012	6,545

Effect of exchange rate changes on cash	(438)	86	29
Net increase in cash	91,851	14,891	1,418
Cash at beginning of period	17,501	2,610	1,192
Cash at end of period	$109,352	$17,501	$2,610

Supplemental disclosures of cash flow information:
Cash paid for taxes	$678	$453	$97
Cash paid for interest	1,086	395	550
Purchase of property and equipment included in accounts payable	881	120	115
Series B convertible preferred stock dividend	—	812	—

PARAGON 28, INC. AND SUBSIDIARIES

RECONCILIATION OF NET (LOSS) INCOME TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net Income (loss)	$(6,174)	$4,165	$(13,693)	$3,498
Interest expense	545	69	1,719	602
Income tax expense (benefit)	276	131	713	1,527
Depreciation and amortization expense	2,884	1,905	8,987	6,384
Stock based compensation expense	2,201	576	4,948	1,808
PPP Loan Forgiveness (1)	—	(3,747)	—	(3,747)
Excess and obsolete inventory expense related to supply chain disruption (2)	—	3,182	—	3,702
Change in fair value of earnout liability (3)	380	—	440	—
Adjusted EBITDA	$112	$6,281	$3,114	$13,774

(1)
Represents non-recurring other income received in connection with the forgiveness of the PPP Loan.
(2)
Represents non-recurring excess and obsolete inventory expense caused by supply chain purchasing process disruption during the COVID-19 pandemic.
(3)
Represents non-cash change in the fair value of earnout liability from acquisition date to December 31, 2021.